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                                                                    EXHIBIT 11.1

                        CAMERON ASHLEY BUILDING PRODUCTS, INC.
                          COMPUTATION OF EARNINGS PER SHARE

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                                                                                         YEARS ENDED OCTOBER 31,
                                                                             1997(1)             1996(1)                  1995(1)
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
 Average common stock outstanding  . . . . . . . . . . . . . . . . .       9,209,000           8,903,000                8,057,000
 Average options outstanding . . . . . . . . . . . . . . . . . . . .       1,079,000             990,000                1,184,000
 Effects of treasury stock method (based on exercise
      proceeds and tax benefit)  . . . . . . . . . . . . . . . . . .        (845,000)           (697,000)                (661,000)
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      Weighted average common shares outstanding . . . . . . . . . .       9,443,000           9,196,000                8,580,000
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 Income before extraordinary charge  . . . . . . . . . . . . . . . .     $11,319,000         $12,069,000               $9,875,000
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 Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $11,319,000         $11,824,000               $9,875,000
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 Income per share before extraordinary charge  . . . . . . . . . . .     $      1.20         $      1.31               $     1.15
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 Net income per share  . . . . . . . . . . . . . . . . . . . . . . .     $      1.20         $      1.28               $     1.15
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(1)  Only the primary diluted computation of earnings per share is presented since fully diluted earnings per share and primary earnings per share do not differ by more than 3%.